Deloitte &
          Touche LLP
                            Two Hilton Court          Telephone:(201) 631-7000
                            P.O. Box 319              Facsimile:(201) 631-7459
                            Parsippany, New Jersey  07054-0319



          May 24, 1995

          Securities and Exchange Commission
          Mail Stop 9-5
          450 5th Street, N.W.
          Washington, D.C.  20549

          Dear Sirs/Madams:

          We have read and agree with the comments in Item 4 of Form 8-K of Concord Camera Corporation dated May 22, 1995.

          Yours truly,



          DELOITTE & TOUCHE LLP